Exhibit 99.1

Revolution Lighting Technologies Prices $14.6 million Underwritten Offering of Common Stock

Stamford, CT, May 3, 2016 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a global provider of advanced LED lighting solutions, today announced the pricing of its underwritten offering of 2,775,000 shares of its common stock at a price of $5.25 per share. Revolution Lighting has also granted the underwriters a 30-day option to purchase up to an aggregate of 416,250 additional shares of common stock to cover over-allotments, if any.

After deducting the underwriting discount and estimated offering expenses, and assuming no exercise of the underwriters’ overallotment option, Revolution Lighting expects to receive net proceeds of approximately $13.4 million from the offering. The offering is expected to close on May 6, 2016, subject to customary closing conditions. Revolution Lighting intends to use the net proceeds from the offering in connection with its previously announced acquisition of TNT Energy, LLC, to pay certain of its outstanding indebtedness under our credit facility and for general corporate purposes.

Roth Capital Partners is acting as sole book-running manager for the proposed offering with Rodman & Renshaw a unit of H.C. Wainwright & Co. acting as co-manager.

The shares described above are being offered pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying base prospectus relating to the offering has been filed with the SEC and a final prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov/. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or by emailing Rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced technology and aggressive new product development, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform. The company goes to market through its Seesmart brand, which designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures; Lighting Integration Technologies Inc., which sells and installs Seesmart products; Lumificient, which supplies LED illumination for the signage industry; Relume Technologies, a leading manufacturer of outdoor LED products; Sentinel, a revolutionary, patented and licensed monitoring and smart grid control system for outdoor lighting applications; and Energy Source, a full service turnkey solutions provider and installer of LED technology. Revolution Lighting Technologies markets and distributes its products through a network of independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements about the public offering, Revolution Lighting’s proposed use of proceeds and statements relating to expectations regarding the completion of the public offering. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including the Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2015. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.